Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the "Agreement") is made as of this 4th day of April, 2005, by and between TM Capital Corp. ("TM Capital"), a Delaware corporation, and American Superconductor Corporation ("American Superconductor"), a Delaware corporation.

WHEREAS, TM Capital and American Superconductor are parties to a letter agreement dated December 10, 2002 (the "Engagement Agreement") whereby American Superconductor retained TM Capital as a financial advisor;

WHEREAS, pursuant to the terms of the Engagement Agreement, TM Capital provided such services as requested by American Superconductor;

WHEREAS, American Superconductor completed a public equity offering of its common stock in October 2003 (the "Offering");

WHEREAS, pursuant to the terms of the Engagement Agreement, TM Capital has asserted that it is due a fee and warrants related to the Offering;

WHEREAS, TM Capital filed an action (the "Action") against American Superconductor, docketed at C.A. No. 022-N, in the Court of Chancery of the State of Delaware in and for New Castle County (the "Court") seeking recovery of the fee and warrants due pursuant to the Engagement Agreement as a result of American Superconductor's completion of the Offering;

WHEREAS, American Superconductor has denied liability to TM Capital in the Action and has asserted counterclaims against TM Capital; and

WHEREAS, the parties now desire to resolve all claims against each other;

NOW, THERFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, TM Capital and American Superconductor agree as follows:

    Settlement Payment: Upon execution of this Agreement, American Superconductor shall deliver by wire transfer to counsel for TM Capital a settlement payment in immediately available funds in the amount of $1,700,000 (the "Settlement Payment") in cash.
    Warrants: Upon execution of this Agreement, American Superconductor shall deliver to counsel for TM Capital five year Stock Purchase Warrants to purchase 200,000 shares of common stock of American Superconductor at an exercise price of $9.50 per share (the "Warrants") issued to the persons and in the amounts indicated in, and in the form attached hereto as, Exhibit A. American Superconductor shall undertake to register the common stock underlying the Warrants with the United States Securities and Exchange Commission immediately, subject to the terms and conditions of that certain Registration Rights Agreement of even date herewith, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"). The provisions of the Registration Rights Agreement and the Warrants are incorporated herein and made a part of this Agreement, and the parties agree to execute each, as appropriate, simultaneously with execution of this Agreement.
    Dismissal of the Action: Following execution of this Agreement and the Registration Rights Agreement and the delivery of the Settlement Payment and the Warrants, the parties will cooperate to file a stipulation of discontinuance to dismiss the Action with prejudice and without costs to either party.
    Release of TM Capital: Except for those obligations arising out of this Agreement, the Registration Rights Agreement and the Warrants, American Superconductor, together with each of its current and former parent companies, subsidiaries, and affiliates, and the current and former shareholders, officers, directors, predecessors, trustees, advisors, partners, employees, agents, consultants, representatives and attorneys for each of the foregoing, and each of their administrators, successors, assigns, heirs, spouses and executors and anyone claiming through them or on their behalf (collectively, the "American Superconductor Releasing Parties"), hereby remise, release and forever discharge TM Capital, together with its current and former parent corporations, subsidiaries and affiliates, and the current and former shareholders, officers, directors, predecessors, trustees, advisors, members, partners, employees, agents, consultants, representatives, attorneys, administrators, successors, heirs, spouses, executors and assigns of each of the foregoing (collectively, the "TM Capital Released Parties"), from and against all manner of action or actions and causes of action, complaints, suits, dues, accounts, bonds, covenants, contracts, agreements, invoices, promises, guarantees, warranties, representations, liens, judgments, liabilities, obligations, damages, debts, claims or demands whatsoever, in law or in equity, that the American Superconductor Releasing Parties now have, ever had or may ever have against the TM Capital Released Parties or any of them, singularly or in any combination, on account of, arising out of, or in connection with any thing, cause, matter, transaction, act or omission of any nature whatsoever relating to the Engagement Agreement, the Offering, and the Action, from the beginning of time to the date of the Agreement.
    Release of American Superconductor: Except for those obligations arising out of this Agreement, the Registration Rights Agreement and the Warrants, TM Capital, together with each of its current and former parent companies, subsidiaries, and affiliates, and the current and former shareholders, officers, directors, predecessors, trustees, advisors, partners, employees, agents, consultants, representatives and attorneys for each of the foregoing, and each of their administrators, successors, assigns, heirs, spouses and executors and anyone claiming through them or on their behalf (collectively, the "TM Capital Releasing Parties"), hereby remise, release and forever discharge American Superconductor, together with its current and former parent corporations, subsidiaries, and affiliates, and the current and former shareholders, officers, directors, predecessors, trustees, advisors, members, partners, employees, agents, consultants, representatives, attorneys, administrators, heirs, spouses, executors, successors and assigns of each of the foregoing (collectively, the "American Superconductor Released Parties"), from and against all manner of action or actions and causes of action, complaints, suits, dues, accounts, bonds, covenants, contracts, agreements, invoices, promises, guarantees, warranties, representations, liens, judgments, liabilities, obligations, damages, debts, claims or demands whatsoever, in law or in equity, that the TM Capital Releasing Parties now have, ever had or may ever have against the American Superconductor Released Parties or any of them, singularly or in any combination, on account of, arising out of, or in connection with any thing, cause, matter, transaction, act or omission of any nature whatsoever relating to the Engagement Agreement, the Offering, and the Action, from the beginning of time to the date of the Agreement. Notwithstanding anything set forth in this paragraph or otherwise in this Agreement, it is not the intent of the parties, and this Agreement shall not be deemed, to release claims of the TM Capital Releasing Parties for indemnification pursuant to the Engagement Agreement for claims against or expenses incurred by the TM Capital Releasing Parties as a result of any act or action by a person or entity other than a party to this Agreement.
    Non-disparagement: Each party hereby agrees that it shall not disparage the other party to any other person or entity and shall not make any statement, whether written or oral, to any other person or entity that would tend to lower the reputation of the other party in any respect in the eyes of another person or entity.
    Entire Agreement: This Agreement, the Registration Rights Agreement and the Warrants constitute the entire understanding and agreement between the parties hereto and supersede all prior and contemporaneous agreements, whether written or oral, of the parties. Each party represents and warrants to the other that it has relied on no representation or promise, written or oral, made by the other party, except as expressly set forth herein.
    Titles and Captions: The titles and captions of the paragraphs of this Agreement are for the convenience of the parties only and shall not effect, enlarge or modify the terms or conditions of this Agreement, nor shall they be considered in any manner whatsoever in the interpretation, intent or meaning of this Agreement.
    Binding Agreement: This Agreement shall be binding upon and inure to the benefit of the parties hereto, as well as to their respective heirs, personal representatives, successors and assigns.
    No Assignment: No party may assign its obligations under this Agreement.
    Written Waiver or Modification: Any party to this Agreement may waive any of the terms or conditions of this Agreement, or agree to an amendment or modification of this Agreement, only by an agreement in writing executed in the same manner (but not necessarily by the same persons) as this Agreement. No amendment or modification of this Agreement shall be binding unless in writing and executed by the party amending or waiving such term or condition of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, whether or not similar, nor shall any waiver constitute a continuing waiver unless expressly provided therein.
    Governing Law and Venue: This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles. The parties agree that all disputes regarding or arising out of this Agreement, the Registration Rights Agreement and the Warrants shall be submitted to the Court or, if it lacks subject matter jurisdiction, to the U.S. District Court for the District of Delaware or, if it lacks subject matter jurisdiction, to the Superior Court of the State of Delaware in and for New Castle County.
    Representations and Warranties: Each party represents and warrants that:
      It is authorized to enter into this Agreement;
      It has received the advice of counsel of its choosing in connection with the preparation and execution of this Agreement;
      It has carefully read the terms of this Agreement and knows the contents of this Agreement;
      It fully knows the meaning and effect of this Agreement;
      Its entering into and execution of this Agreement is its own free and voluntary act and deed, without compulsion of any kind;
      Except as expressly stated herein, it is not relying on any statement or representation of any person, and no inducement except as herein expressed, was made to it;
      The discovery by it, subsequent to the execution of this Agreement, of any fact(s) not heretofore known to it, or discovery that the fact(s) or law upon which it relied in executing this Agreement was not as it believed it to be, shall not constitute grounds for declaring this Agreement void, avoidable or otherwise unenforceable. This paragraph is intended by the parties to preclude any claim that any party was fraudulently induced to enter into this Agreement or was induced to enter into this Agreement by mistake of fact or law;
      It has made such investigation as it deemed necessary or desirable of the matters contained in or relating to this Agreement and the Action; and
      the claims that are the subject matter of the Action and this Agreement have not been assigned or transferred to any third party.
    Construction and Interpretation: This Agreement has been negotiated at arms length and shall be construed as having been drafted jointly by the parties.
    Authority: All persons signing this Agreement on behalf of an entity possess the requisite authority to bind the entity on whose behalf he or she is signing.
    Enforceability: If any portion of this Agreement is held legally invalid or unenforceable, such event shall not render invalid or unenforceable any other portion of this Agreement and the remainder of this Agreement shall be read as though the invalid or unenforceable portion were omitted, provided that such reading shall not materially frustrate the intent of the parties, as evidenced in this Agreement. It is the intent of the parties that this Agreement be carried out to the fullest extent permitted.
    Remedies: If either party shall breach any provision of this Agreement, the Registration Rights Agreement or the Warrants, and the non-breaching party incurs any damages, costs or expenses, including, but not limited to, reasonable attorney's fees and other legal expenses, to enforce the provisions of this Agreement, the Registration Rights Agreement, or the Warrants, in addition to all other legal and equitable remedies available to the non-breaching party, the breaching party shall pay to the non-breaching party all such damages, costs or expenses incurred.
    No Admission: This Agreement is the result of a negotiated compromise of claims and shall not be construed as an admission of liability by any party. The parties hereby agree that neither this Agreement, nor any of its provisions, the communications leading up to this Agreement or communications or actions taken in furtherance of this Agreement, may be used or construed as an admission by or against any party to the Action, nor offered by any party as evidence in this Action or any other proceeding, other than to enforce the terms of this Agreement.
    Counterparts: This Agreement may be executed in two counterparts and delivered by facsimile and shall be binding upon the parties hereto as if all signatures had been affixed on a single original hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written above.

TM CAPITAL CORP.

By: /s/ W. Gregory Robertson_________

Its: President

AMERICAN SUPERCONDUCTOR
CORPORATION

By:___/s/ Kevin Bisson ________________

Its: Senior V.P. and CFO